UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 800
Bellevue, WA 98004
(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant's Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

On June 14, 2012, Motricity, Inc. (“the Company”) entered into a Lease Termination Agreement (the "Termination Agreement") with Kilroy Realty, L.P. (the "Landlord") pursuant to which the Company and the Landlord agreed to terminate the lease agreement between them dated as of December 21, 2007 and amended on April 24, 2009 and November 22, 2009 whereby the Company leases from the Landlord its headquarters located at 601 108th Avenue Northeast, Bellevue, Washington (the "Premises").

The Termination Agreement became effective on June 20, 2012 and provides that termination with respect to the 8th floor of the Premises will occur on December 31, 2012 and termination with respect to the 9th and 10th floors of the Premises will occur on January 31, 2013 (each a "Termination Date"). Pursuant to the Termination Agreement, the Company and the Landlord will release and discharge the other from liability for their respective obligations under the Office Lease as of the applicable Termination Date. Additionally, the Termination Agreement terminated the Company's right of first offer with respect to all of rentable square feet of space located on the 7th, 11th and 12th floors of the Premises.
The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the Termination Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 1.02.

As a result of hiring a Chief Financial Officer, on June 25, 2012, the Company provided notice to SFN Professional Services LLC ("SFNPS") that it is terminating the schedule (the "Schedule") to the Interim Services Agreement between the Company and SFNPS dated August 24, 2011 (the “Services Agreement”) effective July 13, 2012. The Schedule sets forth the terms and conditions of the services that Mr. C. Stephen Cordial has been providing to the Company as its Interim Chief Financial Officer. Pursuant to the Services Agreement and the Schedule, the Company has paid SFNPS a fee of $43,400 per month for Mr. Cordial’s services, and the Company entered into an indemnification agreement with Mr. Cordial.

No material relationship exists between the Company or its affiliates and SFNPS except in connection with the Services Agreement.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Lease Termination Agreement, by and between Kilroy Realty, L.P. and Motricity, Inc., dated June 12, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

June 27, 2012	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Executive Officer